UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2007 (December 4, 2007)

GREIF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware, Ohio	43015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 549-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.	Results of Operations and Financial Condition.

On December 5, 2007, Greif, Inc. (the “Company”) issued a press release (the “Earnings Release”) announcing the financial results for its fourth quarter and fiscal year ended October 31, 2007. The full text of the Earnings Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Earnings Release included the following non-GAAP financial measures (the “non-GAAP Measures”): (i) net income before restructuring charges and timberland disposals, net; (ii) diluted earnings per Class A share and per Class B share before restructuring charges and timberland disposals, net; (iii) net income before restructuring charges, a debt extinguishment charge and timberland disposals, net; (iv) diluted earnings per Class A and Class per B share before restructuring charges, a debt extinguishment charge and timberland disposals, net; and (v) operating profit before restructuring charges and timberland disposals, net. Net income before restructuring charges and timberland disposals, net is equal to GAAP net income plus restructuring charges less timberland disposals, all net of taxes. Diluted earnings per Class A share and per Class B share before restructuring charges and timberland disposals, net is equal to GAAP diluted earnings per Class A share and per Class B share plus restructuring charges less timberland disposals, all net of taxes. Net income before restructuring charges, a debt extinguishment charge and timberland disposals, net is equal to GAAP net income plus restructuring charges plus a debt extinguishment charge less timberland disposals, all net of taxes. Diluted earnings per Class A share and per Class B share before restructuring charges, a debt extinguishment charge and timberland disposals, net is equal to GAAP diluted earnings per Class A share and per Class B share plus restructuring charges plus a debt extinguishment charge less timberland disposals, all net of taxes. Operating profit before restructuring charges and timberland disposals, net is equal to GAAP operating profit plus restructuring charges less timberland disposals, net.

The Company discloses the non-GAAP Measures described in Items (i) through (v), above, because management believes that these non-GAAP Measures are a better indication of the Company’s operational performance than GAAP net income, diluted earnings per Class A share and per Class B share and operating profit since they exclude restructuring charges and a debt extinguishment charge, which are not representative of ongoing operations, and timberland disposals, net, which are volatile from period to period. These non-GAAP Measures provide a more stable platform on which to compare the historical performance of the Company.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	On December 5, 2007, the Company’s Board of Directors adopted amendments to the Company’s bylaws, which amendments were effective as of that date. See Item 5.03(a) of this Current Report on Form 8-K. One of the amendments to the Company’s bylaws increased the number of directors of the Company from nine to ten. In connection with increasing the number of directors, on that date (December 5, 2007), John F. Finn was elected as a director of the Company to fill the newly created directorship and to serve for the remainder of the current term of this directorship, which term expires at the Company’s next annual meeting of stockholders (expected to occur on February 25, 2008) and until his successor is elected and qualified. Mr. Finn will serve as a member of the Audit Committee of the Board of Directors of the Company.

There are no arrangements or understandings between Mr. Finn and any other person pursuant to which Mr. Finn was selected as a director of the Company.

(e)	On December 4, 2007, the Compensation Committee of the Board of Directors of the Company approved certain amendments to the Company’s Supplemental Executive Retirement Plan, which amendments included the following:

•	allowing participants to designate a beneficiary (other than the participant’s surviving spouse) to receive any benefits payable after a participant’s death;

•	allowing distribution of plan benefits to the Company’s Chairman and Chief Executive Officer at age 62 rather than 65; and

•	making certain other necessary changes to enable the Supplemental Executive Retirement Plan to become fully compliant with Section 409A of the Internal Revenue Code.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)	The Company’s Board of Directors adopted the following amendments to the Company’s bylaws effective as of December 5, 2007:

•	The number of directors of the Company was increased from nine to ten.

•	Article VI, Certificates for Shares, was amended to include provisions with respect to uncertificated shares.

The full text of the amendment to the Company’s bylaws is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press release issued by Greif, Inc. on December 5, 2007, announcing the financial results for its fourth quarter and fiscal year ended October 31, 2007.

99.2	Amendments to the bylaws of Greif, Inc. adopted by the Board of Directors on December 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.

Date: December 7, 2007	By	/s/ Donald S. Huml
Donald S. Huml, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Greif, Inc. on December 5, 2007, announcing the financial results for its fourth quarter and fiscal year ended October 31, 2007.

99.2	Amendments to the bylaws of Greif, Inc. adopted by the Board of Directors on December 5, 2007.